UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

CLEAN DIESEL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 15, 2010, we completed the merger of our wholly-owned subsidiary, CDTI Merger Sub, Inc., with and into Catalytic Solutions, Inc., a California corporation (“CSI”), as contemplated by the Agreement and Plan of Merger dated May 13, 2010, as amended by letter agreements dated September 1, 2010 and September 14, 2010 (the “Merger Agreement”). We refer to this transaction as the “Merger.” The Merger was accounted for as a reverse acquisition and, as a result, our company’s (the legal acquirer) consolidated financial statements will, in substance, be those of CSI (the accounting acquirer), with the assets and liabilities, and revenues and expenses, of our company being included effective from the date of the closing of the Merger.

However, because the Merger was not completed until October 15, 2010, our quarterly report on Form 10-Q for the quarter ended September 30, 2010 filed on November 15, 2010 was required to include the unaudited consolidated financial statements (and discussion thereof in Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of our company, the legal acquirer, as of September 30, 2010 (i.e., prior to the closing of the Merger) on a stand-alone basis. Following the filing of the Form 10-Q reflecting our pre-Merger financial statements, our audit committee began evaluating a change in our independent public accountants in light of the Merger. The financial statements of CSI as of and for the years ended December 31, 2009 and 2008 were audited by KPMG LLP.

(a) Dismissal of independent registered public accounting firm.

On December 14, 2010, the Audit Committee of our Board of Directors approved the dismissal of EisnerAmper LLP (formerly known as Eisner LLP) as our independent registered public accounting firm. We dismissed EisnerAmper LLP on the same date.

The audit report of EisnerAmper LLP on our consolidated financial statements as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that “[a]s described in Note 2 to the consolidated financial statements, [Clean Diesel Technologies, Inc.] elected to measure certain financial assets at fair value effective from January 1, 2008.”

The audit report of EisnerAmper LLP on our consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that “[a]s described in Note 2 to the Consolidated Financial Statements, effective January 1, 2008, [Clean Diesel Technologies, Inc.] adopted Statement of Financial Accounting Standards No. 159, [‘]The Fair Value Option for Financial Assets and Liabilities.[’] ” The audit report of EisnerAmper LLP on the effectiveness of our internal control over financial reporting as of December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009 and 2008, and through December 14, 2010, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with EisnerAmper LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper LLP would have caused EisnerAmper LLP to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years.

During the fiscal years ended December 31, 2009 and 2008, and through December 14, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided EisnerAmper LLP with a copy of the above disclosures and requested EisnerAmper LLP to provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of EisnerAmper LLP’s letter dated December 16, 2010 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm.

On December 14, 2010, the Audit Committee of our Board of Directors engaged KPMG LLP as our independent registered public accounting firm.

During the years ended December 31, 2009 and 2008 and through December 14, 2010, neither we nor anyone on our behalf consulted with KPMG LLP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibits
16.1	Letter from EisnerAmper LLP (formerly known as Eisner LLP) to the Securities and Exchange Commission dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

December 17, 2010	By:	/s/ Nikhil A. Mehta

	Name:	Nikhil A. Mehta
	Title:	Chief Financial Officer